   As filed with the Securities and Exchange Commission on March 14, 1996
                                            Registration No. 33-64905

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2

                                      TO
                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

      KMART CORPORATION                    Michigan                             38-0729500
      Kmart Financing I                    Delaware                          To Be Applied For
     Kmart Financing II                    Delaware                          To Be Applied For
    Kmart Financing III                    Delaware                          To Be Applied For
     Kmart Financing IV                    Delaware                          To Be Applied For
 (Exact Name of Registrant           (State or Other Jurisdiction of         (IRS Employer
  as Specified in Its Charter)         Incorporation or Organization)         Identification No.)

                           3100 West Big Beaver Road
                             Troy, Michigan  48084
                                 (810) 643-1000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                             ------------------
                              A. N. Palizzi, Esq.
                          Executive Vice President and
                                General Counsel
                               Kmart Corporation
                           3100 West Big Beaver Road
                             Troy, Michigan  48084
                                 (810) 643-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                  Copy to:

             Verne C. Hampton, II, Esq.                                         Peter A. Atkins, Esq.
     Dickinson, Wright, Moon, Van Dusen & Freeman                       Skadden, Arps, Slate, Meagher & Flom
           500 Woodward Avenue, Suite 4000                                        919 Third Avenue
               Detroit, Michigan  48226                                       New York, New York 10022
                   (313) 223-3500                                                   (212) 735-3000

                             ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [x]

                        CALCULATION OF REGISTRATION FEE

                                                                                                 Proposed
                                                                    Proposed Maximum              Maximum             Amount of
  Title of Each Class of Securities          Amount to be Regis-   Aggregate Price Per            Aggregate          Registration
          to be Registered                        tered (1)             Unit (2)             Offering Price (1)(2)         Fee
  Trust Preferred Securities of
  Kmart Financing I, II, III and IV

  Debt Securities of Kmart Corporation (3)

  Guarantees of Trust Preferred Securities of
  Kmart Financing I, II, III and IV
  by Kmart Corporation and certain back-up undertakings (4)

  Preferred Stock, no par value of
  Kmart Corporation (3)

  Depositary Shares of Kmart Corporation

  Common Stock, $1.00 par value of
  Kmart Corporation (3)(5)

  Warrants of Kmart Corporation

       Total                                   $1,150,000,000              100%               $1,150,000,000          $396,551.72(6)


(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
     Such amount represents the aggregate offering price of the Trust Preferred Securities of Kmart Financing I, II, III, and IV and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants to Purchase Debt Securities and Warrants to Purchase Equity Securities of Kmart Corporation and the exercise price of any Securities issuable upon exercise of Warrants of Kmart Corporation. Subordinated Debt Securities of Kmart Corporation may be issued and sold to Kmart Financing I, II, III and IV, in which event such Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities.

(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Also includes such indeterminate number of shares of Preferred Stock, Depositary Shares, and Common Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Depositary Shares that provide for conversion or exchange into other securities and such indeterminate number of shares of Common Stock as may be issued upon conversion of Trust Preferred Securities. No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or Depositary Shares issuable upon conversion of or in exchange for such other securities.


(4)  No separate consideration will be received for any Guarantees.
     The Guarantees include the rights of holders of the Trust Preferred Securities under the Guarantees and certain back up undertakings, comprised of obligations of Kmart Corporation on the Debt Securities and under the Declarations of Trust to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of each of Kmart Financing I, II, III and IV, each as described in the Registration Statement.


(5) The number of shares of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act.


(6) Calculated pursuant to Rule 457(o) under the Securities Act of 1933 in respect of the $1,150,000,000 of previously unregistered securities registered hereby. A filing fee of $344,827.59 was paid on December 11, 1995 in respect of $1,000,000,000 aggregate principal amount of the securities registered hereby and a filing fee of $51,724.13 was paid on March 13, 1996 in respect of $150,000,000 aggregate principal amount of the securities registered hereby. An additional filing fee of $62,500.00 was previously paid for $200,000,000 aggregate principal amount of unsold securities registered under Registration Statement No. 33-47583.


                               __________________


          THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                               __________________

        Pursuant to Rule 429 under the Securities Act, this Registration Statement contains a combined Prospectus that also relates to $200,000,000 principal amount of the debt securities previously registered pursuant to the Company's Registration Statement on Form S-3 (File No. 33-47583) and not issued. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 33-47583) pursuant to which the total amount of unsold debt securities previously registered under Registration Statement on Form S-3 (File No. 33-47583) may be offered and sold as Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants, without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined Prospectus included herein. In the event any such previously registered debt securities are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.

                 SUBJECT TO COMPLETION, DATED MARCH 14, 1996

PROSPECTUS
                             __________________

                               KMART CORPORATION
              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                           COMMON STOCK AND WARRANTS
                             __________________
                              KMART FINANCING I
                              KMART FINANCING II
                             KMART FINANCING III
                              KMART FINANCING IV
                          Trust Preferred Securities
                 guaranteed to the extent set forth herein by
                              KMART CORPORATION
                             __________________

     Kmart Corporation (the "Company") may offer from time to time, together or separately, (i) its debt securities (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), consisting of notes, debentures or other secured or unsecured evidences of indebtedness in one or more series, (ii) shares of its preferred stock, no par value (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of its common stock, par value $1.00 per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering.

     Kmart Financing I, Kmart Financing II, Kmart Financing III and Kmart Financing IV (each, a "Kmart Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Kmart Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Kmart Trusts out of moneys held by each of the Kmart Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Trust Preferred Securities Guarantee"). See "Description of Trust Preferred Securities Guarantees." The Company's obligations under the Trust Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Kmart Trust, or a trustee of such Kmart Trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities (as defined herein, together the "Trust Securities") of such Kmart Trust. The Subordinated Debt Securities purchased by a Kmart Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the dissolution of such Kmart Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Trust Preferred Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture related thereto and the Declaration of Trust, including its obligations to pay costs, expenses, debts and liabilities of the Kmart Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and the Trust Preferred Securities and the related Trust Preferred Securities Guarantees are collectively called the "Securities."


      The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $1,350,000,000 ($1,150,000,000 in the case of the Trust Preferred Securities) or, if applicable, the equivalent thereof in one or more foreign currencies, currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus Supplement. The Prospectus Supplement relating to any series of Securities will contain information concerning United States federal income tax considerations, if applicable.


     Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as hereinafter defined) of the Company. If the Debt Securities are secured, the security, which may consist of real estate properties or other assets owned by the Company, and any related mortgage will be described in the Prospectus Supplement.

      Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the title, aggregate principal amount, denominations, maturity, subordination terms, if any, any interest rate (which may be fixed or variable) and time of payment of any interest, the right of the Company, if any, to
defer   payment of interest on the Debt Securities and the maximum length of such deferral period, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms for conversion or exchange into other Securities, currency or currencies of denomination and payment, if other than U.S. dollars, any security applicable to Debt Securities which are secured, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered, as well as the initial public offering price; (ii) in the case of Trust Preferred Securities, the designation and number, liquidation preference per Trust Preferred Security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other Securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Preferred Securities and the terms upon which the proceeds of the sale of the Trust Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company;
(iii) in the case of Preferred Stock and Depositary Shares, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, any listing on a securities exchange, the initial public offering price and any other terms; (iv) in the case of Common Stock, the number of shares of Common Stock and the terms of offering thereof; and (v) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants.

     The Company's Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the trading symbol "KM." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

     The Company and/or each of the Kmart Trusts may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents of the Company and/or any Kmart Trust or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. The net proceeds to the Company from such sale also will be set forth in the applicable Prospectus Supplement.

This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                               __________________

                The date of this Prospectus is __________, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                             AVAILABLE INFORMATION

     This Prospectus constitutes part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Kmart Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus and any accompanying Prospectus Supplement do not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Kmart Trusts and the Securities offered hereby.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, Inc. ("New York Stock Exchange"), 20 Broad Street, New York, New York 10005 and at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     No separate financial statements of any of the Kmart Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of each of the Kmart Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Kmart Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Kmart Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declarations of each Trust, the guarantee issued with respect to Trust Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities. See "Description of Debt Securities" and "Description of Trust Preferred Securities Guarantees."

     The Kmart Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Kmart Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-327) are incorporated herein by reference:

     (1)  Annual Report on Form 10-K for the fiscal year ended January 25, 1995;

     (2)  Quarterly Report on Form 10-Q for the quarter ended April 26, 1995;

     (3)  Quarterly Report on Form 10-Q for the quarter ended July 26, 1995;

     (4)  Quarterly Report on Form 10-Q for the quarter ended October 25, 1995;

     (5)  Current Report on Form 8-K filed on April 11, 1995;

     (6)  Current Report on Form 8-K filed on April 27, 1995;

     (7)  Current Report on Form 8-K filed on June 4, 1995;

     (8)  Current Report on Form 8-K filed on June 26, 1995;

     (9)  Current Report on Form 8-K filed on November 6, 1995;

     (10) Current Report on Form 8-K filed on November 14, 1995;

     (11) Current Report on Form 8-K filed on December 20, 1995;

     (12) Current Report on Form 8-K filed on January 22, 1996; and

     (13) Current Report on Form 8-K filed on March 12, 1996.

     The consolidated financial statements included in the Annual Report and Form 10-K filed for the fiscal year ended January 25, 1995 should be read in connection with the discussion of the Company's current liquidity and financial condition included in the Management's Discussion and Analysis included in Form 10-Q for the quarter ended October 25, 1995.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates the termination of the offering of the Securities made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Such written or oral request should be directed to the Corporate Reporting Department, Kmart Corporation, 3100 West Big Beaver Road, Troy, Michigan 48084 (telephone number (810) 643-1093).


                                  THE COMPANY


     The Company is one of the world's largest mass merchandise retailers. The dominant portion of the Company's business consists of the operation of a chain of more than 2,100 Kmart discount stores with locations in each of the 50 United States, Puerto Rico, the U.S. Virgin Islands, Guam and Canada. In addition, the Company has joint venture operations in Mexico and Singapore.
The Company also holds significant equity interests in substantially all of the Meldisco subsidiaries of Melville Corporation, which operate the footwear departments in Kmart stores in the United States, and in Thrifty PayLess Holdings Inc. The Company also owns and operates Builders Square, Inc., a home improvement and home decor superstore retailer.


     The Company was incorporated under the laws of the State of Michigan on March 9, 1916. The principal executive offices of the Company are located at 3100 West Big Beaver Road, Troy, Michigan 48084, and its telephone number is
(810) 643-1000.

                                  THE TRUSTS


         Each of Kmart Financing I, Kmart Financing II, Kmart Financing III and Kmart Financing IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Kmart Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 16, 1996. Each Kmart Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Kmart Trust. Each Kmart Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each Kmart Trust's business and affairs will be conducted by the trustees (the "Kmart Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Kmart Trustees of a Kmart Trust. The duties and obligations of the Kmart Trustees shall be governed by the Declaration of such Kmart Trust. A majority of the Kmart Trustees (the "Regular Trustees") of each Kmart Trust will be persons who are employees or officers of or affiliated with the Company. One Kmart Trustee of each Kmart Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Kmart Trustee of each Kmart Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Kmart Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Kmart Trust in the State of Delaware is [Address of Delaware Trustee]. The principal place of business of each Kmart Trust shall be c/o Kmart Corporation, 3100 West Big Beaver Road, Troy, Michigan 48084.




              RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS
                 TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                             DIVIDENDS  (UNAUDITED)

                                            Trailing 52
                                           Weeks Ended(a)                              Fiscal Year Ended
                                         -----------------     ---------------------------------------------------------------
                                     October 25, October 26,    January 25,  January 26,  January 27,  January 29,   January 30,
                                          1995      1994           1995        1994         1993         1992          1991
                                          ----      ----           ----        ----         ----         ----          ----
Ratio of earnings to fixed charges        --(b)      --(c)          1.2         --(d)        3.0          3.0           2.9

Ratio of earnings to combined fixed
charges and preferred stock dividends     --(b)      --(c)          1.1         --(d)        2.5          2.7           2.9

     In computing the ratios, earnings consist of pre-tax income from continuing retail operations before extraordinary item and the effect of accounting changes, less undistributed equity income of unconsolidated affiliated retail companies, plus fixed charges (excluding capitalized interest). Fixed charges represent total interest charges, a portion of operating rentals representative of the interest factor, and amortization of debt discount and expense. Certain prior year amounts have been restated for the effect of discontinued operations.
---------------

(a) Due to the seasonality of the Company's business, the ratio of earnings to fixed charges is computed on a trailing 52-week basis.

(b) The deficiency of earnings from continuing retail operations versus fixed charges was $256 million for the trailing 52 weeks ended October 25, 1995. The deficiency of earnings from continuing retail operations versus combined fixed charges and preferred dividends was $265 million for the trailing 52 weeks ended October 25, 1995.

(c) The deficiency of earnings from continuing retail operations versus fixed charges was $706 million for the trailing 52 weeks ended October 26, 1994. Excluding the pre-tax provision of $1,130 million for store restructuring and other charges, the ratio of earnings to fixed charges was 1.6 for the trailing 52 weeks ended October 26, 1994. The deficiency of earnings from continuing retail operations versus combined fixed charges and preferred dividends was $774 million for the trailing 52 weeks ended October 26, 1994.

(d) The deficiency of earnings from continuing retail operations versus fixed charges was $426 million for the fiscal year ended January 26, 1994. Excluding the pre-tax provision of $1,130 million for store restructuring and other charges, the ratio of earnings to fixed charges was 2.0 for the fiscal year ended January 26, 1994. The deficiency of earnings from continuing retail operations versus combined fixed charges and preferred dividends was $514 million for the fiscal year ended January 26, 1994.


                                USE OF PROCEEDS

     Unless otherwise specified in the attached Prospectus Supplement, the Company will apply the net proceeds from the sale of its Securities to general corporate purposes. The Kmart Trusts will invest all proceeds received from the sale of its Trust Securities in a particular series of Subordinated Debt Securities.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Debt Securities will be issued under an Indenture (the
"Senior Indenture"), to be entered into between the Company and the trustee named in the Indenture. The Subordinated Debt Securities will be issued under a separate Indenture (the "Subordinated Indenture"), to be entered into between the Company and the trustee named in the Indenture. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the forms of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "Debt Trustees."

     The following summaries of certain material provisions of the Senior
Debt Securities, the Subordinated Debt Securities and the Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein or therein, as the case may be. Section and Article references used herein are references to the applicable Indenture. Except as otherwise indicated, the terms of the Senior Indenture and the Subordinated Indenture are identical. Capitalized terms not otherwise defined herein shall have the meanings given to them in the applicable Indenture.

GENERAL

     The Indentures will not limit the aggregate principal amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate amount from time to time authorized by the Company for each series. (Section 3.1) Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company.
Unless otherwise specified in the Prospectus Supplement, the Subordinated Debt Securities when issued will be unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordinated Indenture) of the Company as described in the applicable Prospectus Supplement. (Section 15.1 of the Subordinated Indenture) If the Debt Securities are secured, the security, which may consist of real estate properties or other assets owned by the Company, and any related mortgage will be described in the Prospectus Supplement.

     In the event Subordinated Debt Securities are issued to a Kmart Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Kmart Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Kmart Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Kmart Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Kmart Trust.

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for a description of the following terms or additional provisions of the Debt Securities: (1) the title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and the terms of subordination; (3) any limit on the aggregate principal amount of the Debt Securities; (4) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Debt Securities shall be issuable in whole or in part in temporary or permanent global form or in the form of Book-Entry Securities and, if so, the circumstances under which any such global securities or Book-Entry Securities may be exchanged for Debt Securities registered in the name of, and any transfer of such global or Book-Entry Securities may be registered to, a Person other than the depository for such temporary or permanent global securities or Book-Entry Securities or its nominee; (5) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (6) the date or dates on which the Debt Securities will mature and the right, if any, to extend such date or dates; (7) the rate or rates per annum at which the Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (8) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the Regular Record Date for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid; (9) the right, if any, to extend the interest payment periods and the duration of such extension;
(10) any mandatory or optional sinking fund or analogous provisions; (11) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Form, Exchange, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (12) the date, if any, after which and the price or prices at which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions, which may include with respect to a particular series or particular Debt Securities within a series, a redemption option of Holders upon certain conditions, as defined in the applicable Indenture; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (14) the currency or currency units of payment of the principal of (and premium, if any) and interest on the Debt Securities; (15) any index used to determine the amount of payments of the principal of (and premium, if any) and interest on the Debt Securities and the manner in which such amounts shall be determined; (16) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into a security or securities of the Company; (17) the terms pursuant to which such Debt Securities are subject to defeasance; (18) the terms and conditions, if any, pursuant to which such Debt Securities are secured; and (19) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities. Debt Securities may also be issued under the Indenture upon the exercise of Warrants. See "Description of Warrants."

        Debt Securities may be issued as Original Issue Discount Securities.
An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the Stated Maturity, determined in accordance with the terms of such Debt Security, shall become due and payable. (Sections 3.1 and 5.2) Certain special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount will be described in the Prospectus Supplement relating thereto. In addition, certain special United States federal income tax or other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement relating thereto.

     Under the Indentures, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless such reopening was restricted when such series was created), in an aggregate principal amount determined by the Company. (Section 3.1)

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. (Section 3.1) Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 2.1) The Indentures also will provide that Debt Securities of a series may be issuable in temporary or permanent global form and may be issued as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") or another depository named by the Company and identified in a Prospectus Supplement with respect to such series. See "Global and Book-Entry Debt Securities."

     In connection with its original issuance, no Bearer Security (including a Debt Security exchangeable for a Bearer Security or a Debt Security in global form that is either a Bearer Security or exchangeable for Bearer Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") and a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security furnishes written certification of the beneficial ownership of the Bearer Security as required by Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) (or any comparable successor provisions). In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security. See "Global and Book-Entry Debt Securities" and "Limitations on Issuance of Bearer Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered Securities will not be issued in exchange for Bearer Securities (Section 3.5). Each Bearer Security, and any coupon attached thereto, other than a temporary global Bearer Security will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." A Book-Entry Security may not be registered for transfer or exchange (other than as a whole by the Depository to a nominee or by such nominee to such Depository) unless the Depository or such nominee notifies the Company that it is unwilling or unable to continue as Depository or the Depository ceases to be qualified as required by the applicable Indenture or the Company instructs the Trustee in accordance with the applicable Indenture that such Book-Entry Securities shall be so registrable and exchangeable or there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Debt Securities evidenced by such Book-Entry Securities or there shall exist such other circumstances if any, as may be specified in the applicable Prospectus Supplement.

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented or surrendered for registration of transfer or for exchange (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States.

The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.2)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security being redeemed in part, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security so selected for redemption, except that such Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption. (Section 3.5)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of the principal of (and premium, if any) and interest on Bearer Securities will be made, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of such coupon relating to such Interest Payment Date. (Section 10.1) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of the principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.2)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of the principal of (and premium, if any) and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 3.7)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Debt Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside of the United States for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or both Registered Securities and Bearer Securities. (Section 10.2) Any Paying Agents outside the United States and any other Paying Agent in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt

Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 10.2)

     Payments of the principal of (and premium, if any) and interest on Book-Entry Securities registered in the name of any Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Book-Entry Securities. The Company expects that the Depository, upon receipt of any payment of the principal of (and premium, if any) or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such Depository or its nominee. Neither the Company, the Debt Trustee, any Paying Agent nor the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspects of the records relating to, or payments made on account of, such beneficial ownership interests in the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of (and premium, if any) or interest on any Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon will thereafter, as an unsecured general creditor, look only to the Company for payment thereof. (Section 10.3)

GLOBAL AND BOOK-ENTRY DEBT SECURITIES

     If so specified in an applicable Prospectus Supplement, the portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary or permanent global Debt Securities, without interest coupons, to be deposited with a common depositary in London for the benefit of Euro-clear System ("Euro-clear") and Cedel Bank, Societe Anonyme ("Cedel") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). (Section 3.4) Unless otherwise indicated by an applicable Prospectus Supplement, on or after 40 days following its issuance, each such temporary global Debt Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Debt Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No Bearer Security (including a Debt Security in permanent global form) delivered in exchange for a portion of a temporary or permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 3.5)

     A person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of the principal of (and premium, if any) and interest on such permanent global Debt Security, be treated as a Holder of such principal amount of Outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the Holder of such permanent global Debt Security or, in the case of a permanent global Debt Security in bearer form, of the operator of Euro-clear or Cedel which is provided to the Trustee by such Person. (Section 2.3)

     If Debt Securities to be sold in the United States are designated by the Company in a Prospectus Supplement as Book-Entry Securities, a global security representing the Book-Entry Securities will be deposited in the name of Cede & Co., as nominee for the Depository representing the securities to be sold in the United States. Upon such deposit of the Book-Entry Securities, the Depository shall credit an account maintained or designated by an institution to be named by the Company or any purchaser of the Debt Securities represented by the Book-Entry Securities with an aggregate amount of Debt Securities equal to the total number of Debt Securities that have been so purchased. The specific terms of any depository arrangement with respect to any portion of a series of Debt Securities to be represented by one or more global securities will be described in the applicable Prospectus Supplement. Beneficial interests in such Debt Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depository and the institutions that are Depository participants.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt. (Section 15.1 of the Subordinated Indenture) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on Subordinated Debt Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities, which may be payable or deliverable in respect of the Subordinated Debt Securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 15.2 of the Subordinated Indenture)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover less, ratably, than Holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the Holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (and premium, if any) or interest on, the Subordinated Debt Securities. (Section 15.3 of the Subordinated Indenture)


     No payments on account of the principal of (and premium, if any) or interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof. (Section 15.4 of the Subordinated Indenture) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than common stock and certain subordinated securities of the

Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Section 15.15 of the Subordinated Indenture)

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities constitute Senior Debt under the Subordinated Indenture.


     "Senior Debt" is defined to include the principal of (and premium, if any) and interest (including interest accrued on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding) on all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Subordinated Debt Securities, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition by the Company or any subsidiary of the Company of any businesses, properties or assets of any kind,
(iii) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party, and (iv) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding provides that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities. (Section 1.1 of the Subordinated Indenture)


     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

CERTAIN COVENANTS OF THE COMPANY


         If Subordinated Debt Securities are issued to a Kmart Trust or a trustee of such trust in connection with the issuance of Trust
Securities by such Kmart Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Preferred Securities Guarantee or Trust Common Securities Guarantee or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.






         In the event Subordinated Debt Securities are issued to a Kmart Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Kmart Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Kmart Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause such Kmart Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Kmart Trust, the redemption of all of the Trust Securities of such Kmart Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Kmart Trust, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section ___)


CONVERSION OR EXCHANGE RIGHTS

     The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the Holders of Debt Securities would be subject to adjustment. (Section 3.1 and Article XIV)

SECURITY FOR SECURED DEBT SECURITIES

     The terms and conditions pursuant to which the Debt Securities of any series are secured, a description of the security, which may consist of real estate properties or other assets owned by the Company, and the related mortgage will be set forth in the Prospectus Supplement relating thereto. (Section 3.1)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than the Company) is a domestic corporation and assumes the Company's obligations on the Debt Securities and under the applicable Indenture, and unless after giving effect to such transaction the Company or the successor corporation would not be in default under the applicable Indenture. (Section 8.1)

     Unless otherwise specified in the Prospectus Supplement, the Indentures contain no restrictive covenant that would afford holders of the Debt Securities protection in the event of a change in control or a highly leveraged transaction involving the Company or any of its affiliates.

EVENTS OF DEFAULT


     Any one of the following events will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:
(a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions) provided, however, that a valid extension of the interest payment period shall not constitute a default in the payment of interest for this purpose; (b) failure to pay the principal of (or premium, if any) on any Debt Security of that series when due (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions) provided, however, that a valid extension of the maturity of such Debt Securities shall not constitute a default for this purpose; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (in the case of the Subordinated Indenture, whether or not such deposit is prohibited by the subordination provisions); (d) failure to perform any other covenant of the Company in the applicable Indenture or such Debt Security (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice has been given as provided in the applicable Indenture; (e) if the Debt Securities are convertible into shares of Common Stock, failure by the Company to deliver Common Stock upon an appropriate election by the holder or holders of the Debt Securities to convert the Debt Securities into shares of Common Stock; (f) certain events in bankruptcy, insolvency or reorganization involving the Company; (g) in the event Subordinated Debt Securities are issued to a Kmart Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Kmart Trust, the voluntary or involuntary dissolution, winding-up or termination of such Kmart Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Kmart Trust, the redemption of all of the Trust Securities of such Kmart Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Kmart Trust; or (h) any other Event of Default provided with respect to the Debt Securities of that series. (Section 5.1) No event of default described in clause (a), (b), (c) or
(d) above with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.



     The Indentures provide that if an Event of Default under clauses (a), (b),
(c), (d), (e) or (g) above shall have occurred and be continuing (but in the case of clause (d), only if the Event of Default is with respect to less than all series of Debt Securities then outstanding), either the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of the series affected by such Event of Default (each such series voting as a separate class) may declare the principal (or portion thereof specified in the terms of any series) of all the Debt Securities of such series, together with any accrued interest, to be due and payable immediately. If an Event of Default under clause (d) (if the Event of Default under clause (d) is with respect to all of the series of Debt Securities then outstanding), or (f) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or portion thereof specified in the terms of the series) of all the Debt Securities, together with any accrued interest, to be due and payable immediately. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities of each series as was entitled to declare such default (each such series voting as a separate class) or of all the Debt Securities voting as one class, as the case may be. In addition, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities of each series as was entitled to declare such default (each such series voting as a separate class) or of all the Debt Securities voting as one class, as the case may be, except a default in the payment of principal or interest on the Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security affected (Section 5.2).




     Notwithstanding anything in the Indenture to the contrary, the right of any holder of a Debt Security to receive payment of the principal of and interest on such Debt Security, on and after the respective due dates expressed in such Debt Security (as the same may be extended in accordance with the terms of such Debt Security) or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder, including, in the case of a Subordinated Debt Security issued to a Kmart Trust, the holders of the Trust Preferred Securities issued by such Kmart Trust.


      The Indentures will provide that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustees or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series. (Section 5.12)

     The Company will be required to furnish to the applicable Debt Trustee annually a statement as to the performance of certain of its obligations under the applicable Indenture and as to any default in such performance.
(Section 10.7)

DEFEASANCE AND DISCHARGE

     If so specified with respect to any particular series of Debt Securities, the Company may discharge its indebtedness and its obligations or certain of its obligations under the applicable Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. (Section 4.3)


     The Indentures will provide that, if so specified with respect to the Debt Securities of any series, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (including, in the case of Subordinated Debt Securities, the subordination provisions described under "Subordination of Subordinated Debt Securities" herein and, except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, to hold monies for payment in trust, payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons and, if applicable, conversion of Debt Securities into Common Stock or other securities) upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any sinking fund payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series. (Section 4.6) Such a trust may only be established if, among other things, (a) the Company has delivered to the applicable Debt Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the applicable Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; (b) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge; and (c) in the case of the Subordinated Debt Securities, (x) no default in the payment of the principal of (and premium, if any) or any interest on any Senior Debt beyond any applicable grace period shall have occurred and be continuing, and (y) no other default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Debt. In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity. (Section 4.6)


DEFEASANCE OF CERTAIN OBLIGATIONS

     The Indentures will provide that, if so specified with respect to the Debt Securities of any series, the Company may omit to comply with any covenants applicable to such Debt Securities which are subject to covenant defeasance and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the irrevocable deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on and any sinking fund payments thereof and in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of principal (and premium, if any) and interest on the Debt Securities of such series on the Stated Maturity of such payments or upon optional redemption and any mandatory sinking fund payments or analogous payments on the Debt
Securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable Indenture and the Debt
Securities of such series. (Sections 4.5 and 4.6) The obligations of the Company under the applicable Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect.  (Section 4.5)  Such a trust may be established only if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that (i) the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 4.6)

     In the event the Company exercises its option to omit compliance with the covenants described in any Prospectus Supplement with respect to the Debt Securities of such series and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, then the amount of money and U.S. Government Obligations on deposit with the Debt Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Default. The Company shall in any event remain liable for such payments as provided in the Indentures.

     The Debt Trustee must deliver or pay to the Company from time to time, upon request of the Company, any amounts held by it with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants, are in excess of the amount which would then be required to be deposited to effect a satisfaction, discharge or defeasance, as the case may be, with respect to such Securities.

MEETINGS, MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by the Company and the Debt Trustee under the applicable Indenture with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities issued under the applicable Indenture and affected by such modification or amendment unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement; provided, however, that no such modification or amendment may, without the consent of each Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Debt Security, (b) reduce the principal amount of (and premium, if any) or interest on, any such Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof, (e) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (g) adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such Debt Security (if applicable), (h) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities, (i) if the Debt Securities are secured, change the terms and conditions pursuant to which the Debt Securities are secured in a manner adverse to the Holders of the secured Debt Securities,
(j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in the applicable Indenture for quorum or voting, (l) change any obligations of the Company to maintain an office or agency in the places and for the purposes required by the Indentures, or (m) modify any of the above provisions. (Section 9.2)

     Modifications and amendments of the Indentures may be made by the Company and the Debt Trustee under the applicable Indenture without the consent of any Holder to evidence a successor to the Company, to add to the Company's covenants or Events of Default, to permit or facilitate Debt Securities to be issued by book entry or in bearer form or relating to the place of payment thereof, to provide for a successor trustee, to establish forms or terms of Debt Securities, to change or eliminate any provisions not adversely affecting any interests of Holders of Outstanding Debt Securities in any material respect or to cure any ambiguity or inconsistency.

     The Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture and, if applicable, such Debt Securities, unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement. (Section 5.13)


     If a Kmart Trust or the Property Trustee of a Kmart Trust holds a series of Subordinated Debt Securities, no such supplemental indenture which requires the approval of the holders of a certain percentage in aggregate principal amount of Subordinated Debt Securities shall be effective without the approval of the holders of the same percentage of aggregate liquidation preference of Preferred Securities.


     The applicable Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (i) above.

     The applicable Indenture will contain provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Debt Trustee, and also, upon request, by the Company or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Sections
13.1 and 13.2) Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of a majority in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in the principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution or with respect to a consent or a waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series then, with respect to such action (and only such action) the Holders entitled to vote such lesser or greater percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. (Section 13.4)

NOTICES

     Except as otherwise provided in the applicable Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to Holders of Registered Securities will be given by mail to the address of such Holders as they appear in the Security Register. (Section 1.6)

TITLE

        Title to any temporary global Debt Security, any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Debt Trustee and any agent of the Company or the Debt Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

REPLACEMENT OF DEBT SECURITIES AND COUPONS

        Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Debt Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Debt Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Debt Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Debt Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 3.6)

GOVERNING LAW

     The Indentures, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 1.13)

REGARDING THE DEBT TRUSTEE

        The Indentures contain limitations on the right of the Debt Trustee, as a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.10) In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under one of the Indentures it is a creditor of the Company. (Section 6.8) The Company may from time to time maintain deposit accounts and conduct its banking transactions with a Debt Trustee in the ordinary course of business. (Section 6.3)

                   DESCRIPTION OF TRUST PREFERRED SECURITIES


                 Each Kmart Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Kmart Trust authorizes the Regular Trustees of such Kmart Trust to issue on behalf of such Kmart Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Kmart Trust and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of any Kmart Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such Kmart Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Kmart Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such Kmart Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Kmart Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Kmart Trust to the holders of Trust Preferred Securities of such Kmart Trust upon voluntary or involuntary dissolution, winding-up or termination of such Kmart Trust; (vi) the obligation, if any, of such Kmart Trust to purchase or redeem Trust Preferred Securities issued by such Kmart Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Kmart Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Trust Preferred Securities issued by such Kmart Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Kmart Trusts, or of both, as a condition to specified action or amendments to the

Declaration of such Kmart Trust; (viii) the terms and conditions, if any, upon which Trust Preferred Securities issued by such Kmart Trust may be converted into shares of Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities; (x) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Kmart Trust not inconsistent with the Declaration of such Kmart Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

                 In connection with the issuance of Trust Preferred Securities, each Kmart Trust will issue one series of Trust Common Securities. The Declaration of each Kmart Trust authorizes the Regular Trustees of such trust to issue on behalf of such Kmart Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by a Kmart Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Kmart Trustees of a Kmart Trust. All of the Trust Common Securities of each Kmart Trust will be directly or indirectly owned by the Company.


        On December 7, 1995, President Clinton proposed certain tax law changes that would, among other things, generally deny interest deductions to corporate issuers of debt if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on the issuer's consolidated balance sheet. Any effect of such proposed changes on the holder of Trust Preferred Securities will be set forth in the Prospectus Supplement related thereto.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

        If an Event of Default under the Declaration of a Kmart Trust occurs and is continuing, then the holders of Trust Preferred Securities of such Kmart Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of such Kmart Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Trust Preferred Securities of such Kmart Trust may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Trust Preferred Securities of such Kmart Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the Trust Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Trust Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

Each Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Kmart Trust.

GENERAL


        Pursuant to each Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by a Kmart Trust, the Guarantee Payments (as defined herein)(except to the extent paid by such Kmart Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Kmart Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a Kmart Trust to the extent not paid by such Kmart Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Kmart Trust shall have funds available therefor; (ii) the redemption price (the "Redemption Price"), and all accrued and unpaid distributions, to the extent such Kmart Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such Kmart Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Kmart Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such Kmart Trust has funds available therefor and (b) the amount of assets of such Kmart Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such Kmart Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Kmart Trust to pay such amounts to such holders.



       Each Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities except to the extent such Kmart Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Kmart Trust, such Kmart Trust will not pay distributions on the Trust Preferred Securities issued by such Kmart Trust and will not have funds available therefor. See "Description of Debt Securities -- Certain Covenants of the Company." The Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Kmart Trust (other than with respect to the Trust Securities); will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.


        The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Kmart Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY


        In each Trust Preferred Securities Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable Kmart Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Preferred Securities Guarantee or the Declaration of such Kmart Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

        Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Kmart Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Kmart Trust then outstanding.

TERMINATION


        Each Trust Preferred Securities Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Kmart Trust (a) upon full payment of the Redemption Price of all Trust Preferred Securities of such Kmart Trust, (b) upon distribution of the Subordinated Debt Securities held by such Kmart Trust to the holders of the Trust Preferred Securities of such Kmart Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Kmart Trust upon liquidation of such Kmart Trust. Each Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Kmart Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee. The subordination provisions of the Subordinated Debt Securities provide that in the event payment is made on the Subordinated Debt Securities or the Trust Preferred Securities Guarantee in contravention of such provisions, such payments shall be paid over to the holders of Senior Indebtedness.



EVENTS OF DEFAULT

        An event of default under a Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock upon an appropriate election by the holder or holders of Trust Preferred Securities to convert the Trust Preferred Securities into shares of Common Stock.

        The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities relating to such Trust Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Kmart Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Kmart Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

        The Trust Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable Kmart Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

        The Trust Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

        The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Preferred Securities Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                          DESCRIPTION OF CAPITAL STOCK

        Under the Restated Articles of Incorporation, as amended, of the Company (the "Articles"), the authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock, $1.00 par value, and 10,000,000 shares of Preferred Stock, no par value ("Preferred Stock"). As of February 1, 1996, there were outstanding (a) 480,628,478 shares of Common Stock and (b) employee stock options to purchase an aggregate of approximately 26,926,231 shares of Common Stock.

                          DESCRIPTION OF COMMON STOCK

GENERAL
     Subject to the prior rights of the holders of Preferred Stock and except as set forth below, the holders of Common Stock are entitled to receive, when and as declared by the board of directors, out of the assets of the Company which by law are available therefor, dividends payable either in cash, in property, or in Common Stock. No dividends (other than dividends payable in Common Stock) may be paid on the Common Stock if cash dividends in full on all outstanding Preferred Stock to which the holders thereof are entitled shall not have been paid or declared and set apart for payment or if any sinking fund for the Preferred Stock is in arrears.
     At every meeting of stockholders, the holders of Common Stock shall have the right with the holders of Preferred Stock, voting as a single class, to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of one vote for each share of Common Stock or Preferred Stock held.

     In the event of any liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of Common Stock shall be entitled, after payment or provisions for payment of the debts and other liabilities of the Company and the amounts to which the holders of Preferred Stock are entitled, to share ratably in the remaining net assets of the Company.

     The holders of Common Stock have no preemptive rights, cumulative voting rights or subscription rights. The Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. First National Bank of Boston, N.A. is the Transfer Agent, Registrar and Dividend Paying Agent for the Common Stock.

CERTAIN PROVISIONS

     The Articles and bylaws of the Company contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt of the Company. This summary is subject to, and qualified in its entirety by, the provisions of the Articles and the bylaws, as well as the provisions of any applicable laws.

     The board of directors is divided into three classes of directors serving staggered three-year terms, with a minimum of seven directors and a maximum of 21 directors constituting the entire board of directors. The directors may be removed by the vote of the holders of a majority of the shares entitled to vote at an election of directors only for cause or by the vote of a majority of the directors with or without cause. The total number of directors and the number of directors constituting each class of directors (with each of the three classes being required to be equal as nearly as possible) can be fixed or changed, from time to time, by the board of directors within such authorized limits. Incumbent directors are delegated the power to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. In addition, provisions in the Company's bylaws require stockholders to give advance notice of proposals to be presented at meetings of stockholders, including director nominations.

     The Company is subject to Chapter 7A of the Michigan Business Corporation Act (the "MBCA"), which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class.

Such requirements do not apply if (i) the corporation's board of directors approves the transaction prior to the time the 10% owner becomes such or (ii) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

     Chapter 7B of the MBCA provides that, unless a corporation's articles of incorporation or bylaws provide that Chapter 7B does not apply, "control shares" of a corporation acquired in a control share acquisition have no voting rights except as granted by the stockholders of the corporation. "Control shares" are shares which, when added to shares previously owned by a stockholder, increase such stockholder's ownership of voting stock to more than 20% but less than 33 1/3%, more than 33 1/3% but less than a majority, or more than a majority, of the votes to which all of the capital stock of the corporation is entitled. A control share acquisition must be approved by the affirmative vote of a majority of all shares entitled to vote excluding voting shares owned by the acquiror and certain officers and directors. However, no such approval is required for gifts or other transactions not involving consideration, for a merger to which the corporation is a party or certain other transactions described in Chapter 7B. The bylaws of the Company currently contain a provision pursuant to which the Company has opted not to be subject to Chapter 7B, but the board of directors may, in its sole discretion, elect to become subject to Chapter 7B by amending such bylaws.


                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of certain general terms of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain material provisions of the Preferred Stock is subject to and qualified in its entirety by reference to the provisions of the Company's Articles, and the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL
     Under the Articles, the board of directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of Preferred Stock. As of February 1, 1996, no shares of Preferred Stock were outstanding. The board of directors of the Company may from time to time authorize the issuance of shares of Preferred Stock in series, and each such series shall have such dividend and liquidation preferences, redemption prices, conversion rights, and other terms and provisions as may be contained in the resolutions of the board of directors of the Company providing for their issuance. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

RANK

     All series of Preferred Stock rank on a parity with each other and rank senior to Common Stock with respect to payment of dividends and distributions of assets upon liquidation.

DIVIDENDS

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the board of directors. Dividends on any series of Preferred Stock will be cumulative. Accumulations of dividends will not bear interest.

     No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Preferred Stock of all series. If full dividends are not so paid, all series of Preferred Stock shall share ratably in the payment of dividends.

CONVERSION AND EXCHANGE

     The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company. The Common Stock of the Company is described under "Description of Common Stock."

REDEMPTION

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series. The board of directors of the Company shall not create a sinking fund for the redemption or purchase of shares of any series of Preferred Stock unless provision for a sinking fund at least as beneficial to all issued and outstanding shares of Preferred Stock shall either then exist or be at the same time created.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the board of directors of the Company, or by any other method determined to be equitable by the board of directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Common Stock, distributions upon liquidation in the amount set forth in the Certificate of Designation or the Prospectus Supplement, as applicable, relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series are not paid in full, the holders of the Preferred Stock of such series and all other series of Preferred Stock will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

     At every meeting of stockholders, the holders of Preferred Stock shall have the right with the holders of Common Stock, voting as a single class, to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of one vote for each share of Preferred Stock or Common Stock held. If at the time of any meeting of shareholders, dividends on all series of Preferred Stock then outstanding are in arrears in an aggregate amount equal to six quarterly dividends, then the shares of all series of Preferred Stock then outstanding, voting separately as a class, will have the right at each meeting of stockholders thereafter held to elect two of the total directors to be selected at such meeting until all arrearages of dividends accumulated on all series of Preferred Stock for all preceding dividend periods shall have been paid or declared or set apart for payment. While holders of Preferred Stock voting as a class are entitled to elect two directors they are not entitled to vote on the election of any other directors. Whenever all arrearages of dividends have been paid or declared and set apart for payment, the tenure of all directors so elected by them will automatically terminate.

TRANSFER AGENT AND REGISTRAR

     The transfer agent for each series of Preferred Stock will be described in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES
     The description set forth below of certain material provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which will be filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable Prospectus Supplement.

     Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF STOCK

     If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

WITHDRAWAL OF STOCK

     Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least the amount of the Depositary Shares then outstanding representing the minimum amount of Preferred Stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or Common Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock.

Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000.

MISCELLANEOUS

     The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.


                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, including Preferred Stock represented by Depositary Shares ("Preferred Stock Warrants"), Common Stock ("Common Stock Warrants"), or any combination thereof. Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the certificates representing such Debt Warrants, including the following:
(1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued;
(4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (6) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies or currency units, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the principal amount of Debt

Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire; (11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of any material federal income tax considerations; and (13) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

     Certificates representing Debt Warrants will be exchangeable for new certificates representing Debt Warrants of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights as holders of the Debt Securities purchasable upon such exercise and will not be entitled to payment of principal of or any premium or interest on the Debt Securities purchasable upon such exercise.

PREFERRED STOCK WARRANTS

     The applicable Prospectus Supplement will describe the terms of Preferred Stock Warrants offered thereby, the Warrant Agreement relating to such Preferred Stock Warrants and the certificates representing such Preferred Stock Warrants, including the following: (1) the title of such Preferred Stock Warrants; (2) the aggregate number of such Preferred Stock Warrants; (3) the price or prices at which such Preferred Stock Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Preferred Stock Warrants may be payable; (5) the designation, number of shares and terms (including, among others, dividend, liquidation, redemption and voting rights) of the Preferred Stock (including Preferred Stock represented by Depositary Shares) purchasable upon exercise of such Preferred Stock Warrants, and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (6) the designation and terms of any related Securities of the Company with which such Warrants are issued, and the number of such Preferred Stock Warrants issued with each such Security; (7) the date, if any, on and after which such Preferred Stock Warrants and the related Securities will be separately transferable; (8) the maximum or minimum number of Preferred Stock Warrants which may be exercised at any time; (9) if applicable, a discussion of any material federal income tax considerations; and
(10) any other terms of such Preferred Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Preferred Stock Warrants.

     Certificates representing Preferred Stock Warrants will be exchangeable for new certificates representing Preferred Stock Warrants of different denominations, and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any office indicated in the Prospectus Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of such Preferred Stock Warrants will not have any of the rights as holders of the Preferred Stock purchasable upon such exercise and will not be entitled to any dividend payments, liquidation premiums or voting rights of the Preferred Stock (including Preferred Stock represented by Depositary Shares) purchasable upon such exercise.

COMMON STOCK WARRANTS

     The applicable Prospectus Supplement will describe the terms of any Common Stock Warrants, the Warrant Agreement relating to such Common Stock Warrants and the certificates representing such Common Stock Warrants in respect of which this Prospectus is being delivered which may include: (1) the title of such Common Stock Warrants; (2) the aggregate number of such Common Stock Warrants; (3) the price or prices at which such Common Stock Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Common Stock Warrants may be payable; (5) if applicable, the designation and terms of any related Security with which such Common Stock Warrants are issued, and the number of such Common Stock Warrants issued with each such related Security; (6) if applicable, the date on and after which such Common Stock Warrants and the related Security will be separately transferable; (7) the date on which the right to exercise such Common Stock Warrants will commence, and the date on which such right will expire; (8) the maximum or minimum number of such Common Stock Warrants which may be exercised at any time; (9) if applicable, a discussion of any material federal income tax considerations; and (10) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

     Certificates representing Common Stock Warrants will be exchangeable for new certificates representing Common Stock Warrants of different denominations, and Common Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement.
Prior to the exercise of their Common Stock Warrants, holders of Common Stock Warrants will not have any of the rights as holders of Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the certificate representing the Warrants properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining Warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, Bearer Securities (including Debt Securities that are exchangeable for Bearer Securities and Debt Securities in permanent global form that are either Bearer Securities or exchangeable for Bearer Securities) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D) including offers and sales to offices located outside the United States of United States financial institutions (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) which agree in writing to comply with the requirements of
Section 165(j)(3)(A),(B) or (C) of the Code, as defined below, and the regulations thereunder, and any underwriters, agents and dealers participating in the offering of Debt Securities must agree in writing that they will not offer, sell or resell any Bearer Securities to persons within the United States or to United States persons (except as described above) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the Debt Securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the Debt Securities are aware that Bearer Securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). Furthermore, the owner of the obligation (or the financial institution or clearing organization through which the owner holds the obligation) must certify to the Company that the owner is not a United States Person. Bearer Securities and any coupons attached hereto will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws.

     As used herein, "United States person" means (i) an individual who is, for United States Federal income tax purposes, a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.


                              PLAN OF DISTRIBUTION

     The Company may sell any series of Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants and the Kmart Trusts may sell the Preferred Securities being offered hereby, to or through underwriters or dealers, directly to other purchasers, or through agents. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the price of the offered Securities and the net proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is utilized in the sale of any Securities in respect of which this Prospectus is delivered, the Company and/or, if applicable, any Kmart Trust will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Securities may be sold directly by the Company and/or, if applicable, any Kmart Trust to one or more institutional purchasers, or through agents designated by the Company and/or, if applicable, any Kmart Trust from time to time, at a fixed price, or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company and/or, if applicable, any Kmart Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company and/or, if applicable, any Kmart Trust or from purchasers or Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and/or, if applicable, any Kmart Trust and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company and/or, if applicable, any Kmart Trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company and/or, if applicable, any Kmart Trust at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Each underwriter, dealer and agent participating in the distribution of any Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Debt Securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). See "Limitations on Issuance of Bearer Securities."

     Each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company or the Kmart Trusts for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

     Agents, dealers, and underwriters may be entitled under agreements entered into with the Company and/or any Kmart Trust to indemnification by the Company and/or any Kmart Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.


                                 LEGAL MATTERS

     The legality of the Securities offered hereby will be passed upon for the Company by Dickinson, Wright, Moon, Van Dusen & Freeman, Detroit, Michigan, and Skadden, Arps, Slate, Meagher & Flom, New York, New York.


                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 25, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the expenses to be borne by the Company in connection with the offerings described in this Registration Statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

     Securities and Exchange Commission Registration Fee. . . . .  $396,551.72
     Transfer Agents, Trustees and Depositary's
          Fees and Expenses . . . . . . . . . . . . . . . . . . .    80,000.00
     Printing and Engraving Fees and Expenses . . . . . . . . . .   100,000.00
     Accounting Fees and Expenses . . . . . . . . . . . . . . . .   255,000.00
     Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . .    25,000.00
     Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . .   450,000.00
     Rating Agency Fees . . . . . . . . . . . . . . . . . . . . .   270,000.00
     Miscellaneous (including Listing
          Fees, if applicable). . . . . . . . . . . . . . . . . .    23,448.28
                                                                     ---------
                 Total                                              $1,600,000
                                                                    ==========



ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's By-Laws and the Michigan Business Corporation Act permit the Registrant's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933 (the "Act"). In addition, the Registrant maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore, in the event that a claim for such indemnification is asserted by any officer or director the Registrant (except insofar as such claim seeks reimbursement by the Registrant of expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding ) will, unless the matter has theretofore been adjudicated by precedent deemed by the Registrant to be controlling, submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
Number                                                       Description of Exhibits
------                                                       -----------------------
1         The form of Underwriting Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4(a)*     Form of Indenture for Senior Debt Securities between the Company and The Bank of New York, as trustee.

4(b)*     Form of Indenture for Subordinated Debt Securities between the Company and The Bank of New York, as trustee.

4(c)      The form or forms of Securities with respect to each particular series of Securities registered hereunder (except the form of convertible Preferred Security which is included in Exhibit 4(h)) will be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference.

4(d)*     Certificate of Trust of Kmart Financing I.

4(e)*     Certificate of Trust of Kmart Financing II.

4(f)*     Certificate of Trust of Kmart Financing III.

4(g)*     Certificate of Trust of Kmart Financing IV.

4(h)      Form of Amended and Restated Declaration of Trust of Kmart Financing I, II, III and IV.

4(i)      Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Trust
          Preferred Securities.

4(j)      Form of Preferred Securities Guarantee.

5(a)*     Opinion of Dickinson, Wright, Moon, Van Dusen and Freeman.

5(b)*     Opinion of Skadden, Arps, Slate, Meagher & Flom.

5(c)      Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the trust issued securities.

12*       Statement re:  Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and
          Preferred Stock Dividends.

23(a)     Consent of Price Waterhouse LLP, Independent Accountants.

23(b) Consent of Dickinson, Wright, Moon, Van Dusen and Freeman (included in Exhibit 5(a)).

23(c)     Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits
          5(b) and 5(c)).

25(a)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Senior Indenture.

25(b)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Subordinated Indenture.


25(c)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the  Amended and Restated Declaration of Trust of Kmart Financing I.

25(d)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Amended and Restated Declaration of Trust of Kmart Financing II.

25(e)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Amended and Restated Declaration of Trust of Kmart Financing III.

25(f)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Amended and Restated Declaration of Trust of Kmart Financing IV.

25(g)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of Kmart
          Financing I.

25(h)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of
          Kmart Financing II.

25(i)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of
          Kmart Financing III.

25(j)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of Kmart
          Financing IV.



----------------

*    Previously filed.


ITEM 17  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on March 14, 1996.


                                    KMART CORPORATION



                            By              /s/ Floyd Hall
                               -----------------------------------------------
                                               (Floyd Hall)
                                             Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on March 14, 1996.

     Signatures                     Title                         Signatures                      Title
     ----------                     -----                         ----------                      -----
 /s/  Floyd Hall                Chairman of the              /s/  Joseph P. Flannery
------------------------------  Board, President             ------------------------------  Director
     (Floyd Hall)               (Principal Executive             (Joseph P. Flannery)
                                Officer) and Director


/s/  Marvin P. Rich             Executive Vice President,    /s/  David B. Harper
------------------------------  Strategic Planning, Finance  ----------------------------     Director
    (Marvin P. Rich)            and Administration               (David B. Harper)


                                Senior Vice President and
/s/  Martin E. Welch III        Chief Financial Officer
------------------------------  (Duly authorized officer,    ----------------------------     Director
                                Principal Financial and          (F. James McDonald)
                                Accounting Officer)


/s/  Lilyan H. Affinito                                      /s/  J. Richard Munro
------------------------------  Director                     ----------------------------     Director
    (Lilyan H. Affinito)                                         (J. Richard Munro)


/s/  Joseph A. Califano, Jr.                                 /s/  Lawrence Perlman
------------------------------  Director                     ----------------------------     Director
    (Joseph A. Califano, Jr.)                                    (Lawrence Perlman)


/s/  Richard G. Cline                                        /s/  Gloria M. Shatto
------------------------------  Director                     ----------------------------     Director
    (Richard G. Cline)                                           (Gloria M. Shatto)


/s/  Willie D. Davis                                         /s/  James O. Welch, Jr.
------------------------------  Director                     ----------------------------     Director
    (Willie D. Davis)                                            (James O. Welch, Jr.)


/s/  Enrique C. Falla
------------------------------  Director
    (Enrique C. Falla)




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Kmart Financing I, Kmart Financing II, Kmart Financing III and Kmart Financing IV certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on March 14, 1996.




                                            KMART FINANCING I

                                            By /s/ Marvin P. Rich
                                               ------------------------------
                                                   Marvin P. Rich, Trustee

                                            By /s/ James P. Churilla
                                               ------------------------------
                                                   James P. Churilla, Trustee

                                            KMART FINANCING II

                                            By /s/ Marvin P. Rich
                                               ------------------------------
                                                   Marvin P. Rich, Truste

                                            By /s/ James P. Churilla
                                               ------------------------------
                                                   James P. Churilla, Trustee

                                            KMART FINANCING III

                                            By /s/ Marvin P. Rich
                                               ------------------------------
                                                   Marvin P. Rich, Trustee

                                            By /s/ James P. Churilla
                                               ------------------------------
                                                   James P. Churilla, Trustee

                                            KMART FINANCING IV

                                            By /s/ Marvin P. Rich
                                               ------------------------------
                                                   Marvin P. Rich, Trustee

                                            By /s/ James P. Churilla
                                               ------------------------------
                                                   James P. Churilla, Trustee

                              Index to Exhibits


Exhibit
Number                                                       Description of Exhibits
------                                                       -----------------------
1         The form of Underwriting Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4(a)*     Form of Indenture for Senior Debt Securities between the Company and The Bank of New York, as trustee.

4(b)*     Form of Indenture for Subordinated Debt Securities between the Company and The Bank of New York, as trustee.

4(c)      The form or forms of Securities with respect to each particular series of Securities registered hereunder (except the form of convertible Preferred Security which is included in Exhibit 4(h)) will be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference.

4(d)*     Certificate of Trust of Kmart Financing I.

4(e)*     Certificate of Trust of Kmart Financing II.

4(f)*     Certificate of Trust of Kmart Financing III.

4(g)*     Certificate of Trust of Kmart Financing IV.

4(h)      Form of Amended and Restated Declaration of Trust of Kmart Financing I, II, III and IV.

4(i)      Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Trust
          Preferred Securities.

4(j)      Form of Preferred Securities Guarantee.

5(a)*     Opinion of Dickinson, Wright, Moon, Van Dusen and Freeman.

5(b)*     Opinion of Skadden, Arps, Slate, Meagher & Flom.

5(c)      Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the trust issued securities.

12*       Statement re:  Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and
          Preferred Stock Dividends.

23(a)     Consent of Price Waterhouse LLP, Independent Accountants.

23(b) Consent of Dickinson, Wright, Moon, Van Dusen and Freeman (included in Exhibit 5(a)).

23(c)     Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits
          5(b) and 5(c)).

25(a)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Senior Indenture.

25(b)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Subordinated Indenture.


25(c)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the  Amended and Restated Declaration of Trust of Kmart Financing I.

25(d)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Amended and Restated Declaration of Trust of Kmart Financing II.

25(e)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Amended and Restated Declaration of Trust of Kmart Financing III.

25(f)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Amended and Restated Declaration of Trust of Kmart Financing IV.

25(g)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of Kmart
          Financing I.

25(h)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of
          Kmart Financing II.

25(i)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of
          Kmart Financing III.

25(j)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the
          Preferred Securities Guarantee of Kmart Corporation for the benefit of the holders of Trust Preferred Securities of Kmart
          Financing IV.



----------------

*    Previously filed.